SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  July 24, 2024
Bankwell Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	001-36448	20-8251355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

258 Elm Street
New Canaan, Connecticut 06840
(203) 652-0166
(Address of Principal Executive Officers and Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value per share	BWFG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective July 24, 2024, the Board approved Amended and Restated Bylaws, amending and replacing the previously effective Amended and Restated Bylaws, primarily to reflect current practice and legal requirements. The bylaws were modified as follows, in addition to other immaterial amendments:
•Changed the month specified for the annual shareholders meeting from June to May (keeping Board discretion to select another month), consistent with current practice (Article II, Section 2);

•Changing the number of required inspectors of elections at the annual shareholders meeting from “not less than three” to “one or more” as well as making related modifications consistent with the requirements of Connecticut law (Article II, Section 10);

•Revising the titles of various Board committees and requirements related to committee membership and providing that each committee’s responsibilities and authorities shall be set forth in its respective charter (Article IV);

•Deleting a provision requiring the President, if not a director, to be an ex officio member of all Board committees other than the Audit and Governance Committees (Article V, Section 5);

•Updating language regarding stock certificates and specifically addressing uncertificated shares (Article VII, Section 2); and

•Deleting provisions providing for an “advisory board of directors” at the discretion of the Board (former Article IX).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits An Exhibit Index has been filed as part of this report and is incorporated herein by reference.

Exhibit Number	Description

3.2	Bankwell Financial Group, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKWELL FINANCIAL GROUP, INC.
Registrant

July 25, 2024	By: /s/ Courtney E. Sacchetti
Courtney E. Sacchetti
Executive Vice President
and Chief Financial Officer